EXHIBIT 5.1


                            DOEPKEN KEEVICAN & WEISS
                              58th Floor, USX Tower
                                600 Grant Street
                         Pittsburgh, Pennsylvania 15219


                                  July 28, 1997


COMFORCE Corporation
2001 Marcus Avenue
Lake Success, NY  11042

         RE:      COMFORCE Corporation
                  Registration on Form S-8

Ladies and Gentlemen:

     We have acted as counsel for COMFORCE Corporation, a Delaware corporation (the "Company"), in connection with the registration with the Securities and Exchange Commission (the "SEC") by the Company of 3,074,372 shares of the Company's common stock (the "Common Stock") pursuant to the Securities Act of 1933, as amended (the "Act") for sale by certain selling stockholders.

     In connection with the registration, we have examined the following:

     (a) The Certificate of Incorporation and By-laws of the Company, each as amended to date;

     (b) The Registration Statement on Form S-8 (the "Registration Statement"), including the Reoffer Prospectus which is a part thereof (the "Prospectus"), relating to the Common Stock, as filed with the SEC;

     (c) The COMFORCE Corporation Long-Term Stock Investment Plan (the "Plan"); and

     (d) Such other documents, records, opinions, certificates and papers as we have deemed necessary or appropriate in order to give the opinions hereinafter set forth.


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COMFORCE Corporation
July 28, 1997
Page 2


     The  opinions   hereinafter   expressed   are  subject  to  the   following
qualifications and assumptions:

     (i) In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of all documents submitted to us as copies to the originals thereof.

     (ii) As to the accuracy of certain factual matters, we have relied on the certificates of officers of the Company and certificates, letters, telegrams or statements of public officials.

     (iii) We express no opinion on the laws of any jurisdiction other than the United States of America and the General Corporation Law of the State of Delaware.

     Based upon and subject to the foregoing, we are pleased to advise you that, insofar as the laws of the State of Delaware and the United States of America are concerned, it is our opinion that the 3,074,372 shares of Common Stock to be issued under the Plan and sold by the Company pursuant to the Registration Statement, have been duly authorized and, when issued and sold as contemplated by the Registration Statement and the Plan will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the use of our name in the Prospectus in connection with the matters referred to under the caption "Legal Matters."

                                            Very truly yours,

                                            /s/ Doepken Keevican & Weiss

                                            DOEPKEN KEEVICAN & WEISS
                                            PROFESSIONAL CORPORATION